Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
August 31, 2022	SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

FaZe Holdings Inc.

720 N. Cahuenga Dr.

Los Angeles, California 90038

Re:	FaZe Holdings Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to FaZe Holdings Inc., a Delaware corporation (the “Company”), in connection with (a) the issuance of up to 5,923,333 shares (collectively, the “Primary Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), comprising (i) the shares of Common Stock that may be issued upon the exercise of 5,750,000 outstanding public warrants (the “public warrants”) that were issued pursuant to the Warrant Agreement, dated February 18, 2021, by and between BRPM Principal 150 Merger Corp., a Delaware corporation (“BRPM”), prior to the business combination, and Continental Stock Transfer & Trust Company (including the form of Warrant Certificate included therein, the “IPO Warrant Agreement”), and (ii) the shares of Common Stock that may be issued upon exercise of 173,333 private placement warrants (the “private placement warrants”) that were issued pursuant to the IPO Warrant Agreement, and (b) the resale by the selling securityholders (the “Selling Securityholders”) of up to 55,264,873 shares of Common Stock (collectively, the “Issued Shares”), comprising (i) 32,842,800 shares of Common Stock issued pursuant to the Agreement and Plan of Merger, dated October 24, 2021, by and among BRPM, BRPM Merger Sub, Inc., a Delaware corporation, and FaZe Clan Inc. (“Legacy FaZe”), a Delaware corporation, as amended December 29, 2021 and March 10, 2022 (the “Merger Agreement”), (ii) 10,000,000 shares of Common Stock issued pursuant to the Subscription Agreements, each dated as of October 24, 2021, by and between BRPM and the several parties thereto (collectively, the “Subscription Agreements”), (iii) 4,832,500 shares of Common Stock that were converted in connection with the business combination pursuant to the Merger Agreement, on a one-for-one basis from BRPM Class B Common Stock originally issued to B. Riley Principal 150 Sponsor Co., a Delaware limited liability company (the “Sponsor”)

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August 31, 2022

prior to the business combination, (iv) 520,000 shares of Common Stock underlying private placement units (the “Private Placement Shares”) issued to the Sponsor in connection with BRPM’s initial public offering, (v) up to 173,333 shares of Common Stock that may be issued upon exercise of the private placement warrants, and (vi) 7,069,573 shares of Common Stock issuable upon the exercise of stock options granted under the FaZe Clan Inc. Amended and Restated 2019 Stock Incentive Plan, as amended (the “Legacy FaZe Incentive Plan”), and (c) the resale by certain of the Selling Securityholders of up to 173,333 private placement warrants (collectively, the “Secondary Warrants” and collectively with the Primary Shares and the Issued Shares, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 (File No. 333-266435) relating to the Securities of the Company, filed on August 1, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendment No. 1 thereto, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of a certificate of Tamara Brandt, Chief Legal Officer of the Company, as of the date hereof (the “Secretary’s Certificate”);

(c) a copy of certain resolutions of the Board of Directors of BRPM prior to the business combination adopted on February 23, 2021 (the “BRPM IPO Board Resolutions”), certified pursuant to the Secretary’s Certificate;

(d) copies of certain resolutions of the Board of Directors of BRPM prior to the business combination adopted on October 24, 2021, December 22, 2021, February 7, 2022, and July 19, 2022 (the “BRPM Merger Resolutions”), certified pursuant to the Secretary’s Certificate;

(e) a copy of certain resolutions of the Board of Directors of Legacy FaZe adopted on October 20, 2021, December 22, 2021, and February 7, 2022 (the “ Legacy FaZe Merger Resolutions”), certified pursuant to the Secretary’s Certificate;

(f) a copy of certain resolutions of the Board of Directors of Legacy FaZe, adopted on October 16, 2019, as in effect as of the date of the adoption of the Legacy FaZe Stock Incentive Plan, certified pursuant to the Secretary’s Certificate;

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August 31, 2022

(g) a copy of Legacy FaZe’s Amended and Restated Certificate of Incorporation as in effect as of the date of the adoption of the Legacy FaZe Stock Incentive Plan, certified pursuant to the Secretary’s Certificate;

(h) a copy of BRPM’s Amended and Restated Certificate of Incorporation as in effect as of the date of the BRPM IPO Board Resolutions and the BRPM Merger Resolutions, certified pursuant to the Secretary’s Certificate;

(i) a copy of the Legacy FaZe Amended and Restated Certificate of Incorporation as in effect as of the date of the Legacy FaZe Merger Resolutions, certified pursuant to the Secretary’s Certificate;

(j) a copy of the Company’s Second Amended and Restated Certificate of Incorporation as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(k) a copy of BRPM’s Bylaws, as in effect as of the date of the BRPM IPO Board Resolutions and the date of the BRPM Merger Resolutions, and certified pursuant to the Secretary’s Certificate;

(l) a copy of Legacy FaZe’s Bylaws, as in effect as of the date of the Legacy FaZe Merger Resolutions, and certified pursuant to the Secretary’s Certificate;

(m) a copy of the Company’s Bylaws, as in effect as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(n) an executed copy of the IPO Warrant Agreement;

(o) an executed copy of the Merger Agreement;

(p) executed copies of the Subscription Agreements;

(q) a copy of the Legacy FaZe Stock Incentive Plan;

(r) an executed copy of the Amended and Restated Registration Rights Agreement, dated as of July 19, 2022, by and among the Company, the Sponsor, and certain other parties thereto (the “Amended and Restated Registration Rights Agreement”); and

(s) a certificate, dated August 31, 2022, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

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August 31, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Documents” means the Merger Agreement, the Amended and Restated Registration Rights Agreement, the IPO Warrant Agreement, and the Subscription Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Primary Shares, when issued in accordance with the terms of the IPO Warrant Agreement by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable.

2. The Issued Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

3. The Secondary Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

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(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we call to your attention that irrespective of the agreement of the parties to any Transaction Document a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(d) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the IPO Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(g) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(i) with respect to

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those agreements or instruments expected to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(iii) with respect to the Opined on Law);

(b) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined on Law);

(c) (i) an appropriate account statement evidencing the Securities credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Securities has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Securities or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Securities delivered pursuant to the applicable Transaction Documents shall not be less than the per share par value of the Securities;

(d) the Transaction Documents have not been amended, restated, supplemented or otherwise modified, that the Transaction Documents have been duly authorized by all requisite corporate action of the Company and that the Transaction Documents, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except that we do not make the assumption set forth in this clause (d) with respect to the Secondary Warrants); and

(e) the issuance of the Issued Shares and the issuance of the Primary Shares did not, does not and will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make the assumption set forth in this clause (e) with respect to the organizational documents listed in clauses (j) and (m) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement);

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB